UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 1, 2021

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Colorado Boulevard, Denton, Texas	76210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (940) 898-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SBH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 1, 2021, the Board of Directors (the “Board”) of Sally Beauty Holdings, Inc. (the “Company”) announced the appointment of Denise Paulonis as the Company’s President and Chief Executive Officer, effective October 1, 2021.  Christian A. Brickman, the Company’s current President and Chief Executive Officer, will terminate employment and his role as Chairman of the Board effective September 30, 2021.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Ms. Paulonis’ Appointment as President and Chief Executive Officer

Ms. Paulonis, age 49, has been a member of the Company’s Board of Directors since 2018 and is the current Chair of the Audit Committee. Since February 2020, she has served as Chief Financial Officer of Sprouts Farmers Market. From 2014 to 2020, Ms. Paulonis served in various executive roles at The Michaels Companies, including as Executive Vice President and CFO (August 2016 – January 2020), Senior Vice President of Finance and Treasurer (November 2015 – August 2016), and Vice President of Corporate Finance, Investor Relations and Treasury (September 2014 – November 2015). From 2000 to 2014, Ms. Paulonis held various senior level positions with PepsiCo, McKinsey & Company and Bank of America. She earned a Bachelor of Science in finance and economics from Miami University and a Masters of Business Administration from The Wharton School at the University of Pennsylvania.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Ms. Paulonis and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Ms. Paulonis and the Company that would be required to be reported.

The Company entered into a written offer letter with Ms. Paulonis outlining the terms of her employment as President and Chief Executive Officer.  Pursuant to the terms of the offer letter, Ms. Paulonis will receive an annual salary at the rate of $1,100,000.  Ms. Paulonis will participate in the Company’s Annual Incentive Plan (“AIP”), with a target annual bonus of 150% of her base salary. In addition to participating in the AIP, Ms. Paulonis will be eligible to receive a long-term incentive (LTI) award with a grant date target value equal to $4,250,000.  The Company and Ms. Paulonis also will enter into a change-in-control severance agreement having terms consistent with those provided to the other executive officers, which severance agreements have been previously described by the Company in, and attached as Exhibit 10.3 to, the Current Report on Form 8-K filed by the Company on November 5, 2012.

In connection with her commencement of employment with the Company, Ms. Paulonis will receive a $400,000 sign-on bonus, 50% of which is subject to repayment if she resigns or if the Company terminates her employment for cause within her first year of employment with the Company. In addition, Ms. Paulonis will receive a special LTI award on the date that she commences employment with the Company, consisting of restricted stock having a grant date target fair value of $1,450,000 and stock options having a grant date target fair value of $1,000,000.  The restricted shares and options will vest ratably over three years beginning on the first anniversary of the date of grant, subject to Ms. Paulonis’ continued employment with the Company on each applicable vesting date and subject to such other terms and conditions of the Company’s 2019 Omnibus Incentive Plan and the individual award agreements. The Company also will assist Ms. Paulonis with her relocation to the Company’s headquarters and will reimburse Ms. Paulonis for relocation expenses.

The foregoing summary of Ms. Paulonis’ offer letter is qualified in its entirety by reference to the full text of the offer letter, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending September 30, 2021.

Separation Agreement with Mr. Brickman

The Company and Mr. Brickman have entered into a separation agreement, pursuant to which Mr. Brickman will receive, in exchange for his release of all potential claims against the Company: (1) acceleration of vesting of certain time-based equity awards, as follows: (i) 118,179 options and 48,405 restricted shares granted on November 4, 2020, (ii) 80,030 options and 26,426 restricted shares granted on November 5, 2019, and (iii) 77,361 options and 24,256 restricted shares granted on November 1, 2018; (2) eligibility to vest in up to 24,202 performance-based restricted stock units granted on November 4, 2020 subject to achievement of applicable adjusted operating income goals; and (3) consulting pay of up to $500,000 to assist in the orderly transition of his duties, payable in 6 equal installments during the 6-month period following Mr. Brickman’s separation date, provided that the independent members of the Company’s Board of Directors may terminate the consulting arrangement at any time.

The separation agreement contains covenants regarding confidential information and non-disparagement, as well as a non-competition covenant and an employee non-solicitation covenant that apply for 12-months following Mr. Brickman’s separation from employment.

The foregoing description of Mr. Brickman’s separation agreement is qualified in its entirety by reference to the full text of the separation agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending September 30, 2021.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated as of September 1, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

September 1, 2021	By:	/s/ John Henrich
Name: John Henrich
Title: General Counsel and Secretary